SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: December 27, 2007
(Date of earliest event reported)
CAPSTEAD MORTGAGE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-08896	75-2027937

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8401 North Central Expressway Suite 800	75225

(Address of Principal Executive Offices)	(Zip code)
(214) 874-2323
Registrant’s Telephone Number, Including Area Code
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     The 2004 Flexible Long-Term Incentive Plan (the “2004 Plan”) of Capstead Mortgage Corporation (the “Company”) provides the Company with the flexibility to offer key officers, employees and directors performance-based stock incentives and other equity interests in the Company and other incentive awards that recognize the creation of value for the stockholders of the Company and promote the Company’s long-term growth and success. On December 27, 2007, the Compensation Committee of Board of Directors approved grants of restricted stock to the Company’s officers and employees. Included in the grants approved on December 27, 2007 were the following restricted stock grants to those individuals who qualify as “named executive officers” (pursuant to Item 402(a)(3) of the Securities and Exchange Commission Regulation S-K):

Executive Officer	Number of Shares Granted

Andrew F. Jacobs President and Chief Executive Officer	35,000
Phillip A. Reinsch Executive Vice President, Chief Financial Officer and Secretary	23,000
Robert R. Spears, Jr. Executive Vice President — Director of Residential Mortgage Investments	35,000
Michael W. Brown Senior Vice President — Asset and Liability Management and Treasurer	17,000
Anthony R. Page Senior Vice President — Director of Commercial Mortgage Investments	6,000
     The Compensation Committee also approved the grant of 34,000 shares of restricted stock to other employees of the Company under the 2004 Plan.
     The restricted stock granted to officers and employees is subject to vesting in six annual installments commencing on January 2, 2009.
     With these restricted stock grants, the status of the Company’s 2004 Plan is as follows:

Number of securities to be issued upon exercise of outstanding options	655,000
Number of securities remaining available for future issuance	1,757,957

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 31, 2007

CAPSTEAD MORTGAGE CORPORATION
By:	/s/ PHILLIP A. REINSCH
Phillip A. Reinsch
Executive Vice President and Chief Financial Officer